LEGAL & COMPLIANCE, LLC

LAURA ANTHONY, ESQ.	WWW.LEGALANDCOMPLIANCE.COM
LAZARUS ROTHSTEIN, ESQ.	WWW.SECURITIESLAWBLOG.COM
CHAD FRIEND, ESQ., LLM	WWW.LAWCAST.COM
MARC S.WOOLF, ESQ.

OF COUNSEL:
JOHN CACOMANOLIS, ESQ.
CRAIG D. LINDER, ESQ.
PETER P. LINDLEY, ESQ., CPA, MBA
STUART REED, ESQ.

December 19, 2016

Atlas Technology International, Inc.

15260 Ventura Boulevard, Suite 1010

Sherman Oaks, California

Re:	Atlas Technology International, Inc.
Registration Statement on Form S-8

Ladies and Gentlemen:

We have served as counsel to Atlas Technology International, Inc. (the “Company”) in connection with the preparation of the Registration Statement on Form S-8 (the “Registration Statement”) to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”), representing the issuance in the manner described in the Registration Statement of up to 6,000,000 shares of the Company’s common stock, $0.00001 par value per share (the “Common Stock”), pursuant to the Atlas Technology International, Inc. 2016 Equity Incentive Plan (the “Plan”).

We have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

Based upon such examination, we are of the opinion that the Common Stock reserved for issuance under the Plan, when issued in the manner described in the Registration Statement, will be legally issued, fully paid and non-assessable.

We consent to the inclusion of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement. Such consent does not constitute a consent under Section 7 of the Act, because we have not certified any part of such Registration Statement and do not otherwise come within the categories of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Sincerely,

/s/ Legal & Compliance, LLC
Legal & Compliance, LLC

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